Exhibit 99

FOR IMMEDIATE RELEASE

Primoris Services Corporation to Acquire Willbros

HOUSTON, TX, MARCH 28, 2018 - Willbros Group, Inc. (OTC:WGRP) (“Company”) announced today that the Company has entered into a definitive agreement to be acquired by Primoris Services Corporation (NASDAQ:PRIM) (“Primoris”). Primoris is one of the largest publicly traded specialty construction and infrastructure companies in the United States.

Under the terms of the all-cash agreement, Primoris will pay $0.60 per share for all of the outstanding common stock of the Company, settle the existing debt obligations of the Company, and provide up to $20 million in bridge financing to support the Company’s working capital liquidity needs through the closing date. The transaction has been unanimously approved by the Boards of Directors of both companies, is not subject to a financing condition, and is anticipated to close during the second quarter of 2018, subject to Company stockholder approval and certain other closing conditions.

Michael Fournier, President and CEO, commented, “Primoris has a strong North American presence, and its diversified offerings complement our existing businesses. Many of our existing customers are familiar with Primoris and its various operating companies. We believe the broad, national presence of Primoris will allow us additional opportunities for growth. We anticipate that our businesses will benefit from the stability provided by Primoris’ solid balance sheet and access to capital.

In the near term, our focus is on meeting our clients’ expectations, working safely, and providing the quality of service they have come to depend on from the Company. We see significant synergies and opportunities when the Company joins Primoris after the anticipated closing of this transaction.”

In connection with the execution of the definitive agreement, certain of the Company’s directors and stockholders, representing approximately 17% of the Company’s outstanding shares, entered into voting agreements with Primoris in which they have agreed, among other things, to vote in favor of the transaction.

Willbros common stock is now traded in the over-the-counter market under the symbol WGRP.

Greenhill & Co., LLC acted as financial advisor to Willbros, and Conner & Winters, LLP acted as legal advisor.

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CONTACT: Stephen W. Breitigam SVP Investor Relations Willbros 713-403-8172

About Willbros

Willbros is a specialty energy infrastructure contractor serving the oil and gas and power industries with offerings that primarily include construction, maintenance and facilities development services. For more information on Willbros, please visit our web site at www.willbros.com.

Cautionary Statement Regarding Forward-Looking Statements

This announcement contains forward-looking statements, including but not limited to those regarding the proposed acquisition by Primoris of Willbros Group, Inc. (“Willbros”) (the “Acquisition”) and the transactions related thereto. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the Acquisition in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Acquisition, including the ability to secure required consents and regulatory approvals in a timely manner or at all, and approval by Willbros’ stockholders; the possibility of litigation (including related to the transaction itself); and other risks described in Willbros’ SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Neither Primoris nor Willbros undertakes any obligation to update any forward-looking statements.

Additional Information and Where to Find It

In connection with the Acquisition, Willbros will file a proxy statement with the SEC. The definitive proxy statement will be mailed to Willbros stockholders and will contain important information about the Acquisition and related matters. WILLBROS STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY

AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE ACQUISITION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND THE PARTIES TO THE

ACQUISITION. The definitive proxy statement and other relevant materials (when they become available) and any other documents filed by Primoris or Willbros with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the definitive proxy statement from Willbros by contacting Investor Relations by mail at Willbros Group, Inc., 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027, Attn: Steve Breitigam – Senior Vice President, Investor Relations & Corporate Development, by telephone at 713-403-8172, or by going to Willbros’ Investor Relations page on its corporate web site at investors.willbros.com.

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CONTACT: Stephen W. Breitigam SVP Investor Relations Willbros 713-403-8172

Participants in the Solicitation

Willbros and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Acquisition. Information about Willbros’ directors and executive officers is set forth in Willbros’ Proxy Statement on Schedule 14A for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2017, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on March 8, 2017. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Willbros by contacting Investor Relations by mail at Willbros Group, Inc., 4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027, Attn: Investor Relations Department, by telephone at 713-403-8000, or by going to Willbros’ Investor Relations page on its corporate web site at investors.willbros.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Acquisition will be included in the proxy statement that Willbros intends to file with the SEC.

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CONTACT: Stephen W. Breitigam SVP Investor Relations Willbros 713-403-8172